Annual Report


                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE

SMALL CAP ADVANTAGE FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
MARCH 31, 2008



RIVERSOURCE SMALL CAP ADVANTAGE
FUND SEEKS TO PROVIDE SHAREHOLDERS
WITH LONG-TERM CAPITAL GROWTH.






                                                   (SINGLE STRATEGY FUNDS ICON)

LETTER TO SHAREHOLDERS
-------------------------------------------

PHOTO - BANNIGAN -
LEWIS
    Patrick T.
 Bannigan (left)
Stephen R. Lewis,
   Jr. (right)

                            Dear Fellow RiverSource(R) Funds Shareholder:
                            Market volatility such as we've seen in the last few months is having a significant impact on retirement savings accounts. More specifically, many pre-retirees and retirees have become concerned that they could outlive their retirement savings. With markets fluctuating almost daily, home values declining and the fact that the average retirement now lasts more than 20 years, their concern is valid.

DON'T LET YOUR EMOTIONS RULE
The truest course to a secure retirement lies in investing for the long-term and diversifying your portfolio. Reducing or stopping your investment savings contributions because the market is acting erratically may only have the effect of cutting into the additional assets you may have gained over time through compounding. A well-diversified portfolio that factors in risk tolerance, accumulation goals and income objectives may potentially soften the blows delivered by a volatile market. The key is to keep saving, no matter the market conditions.

In fact, if you asked current retirees for their best retirement-planning financial advice, industry studies show you would hear: "save more" and "start saving earlier." While that's good counsel, investors should also consider how to achieve the greatest potential return from their investment savings.

INVESTMENT STRATEGIES DESIGNED FOR A MORE SECURE RETIREMENT
Whether you're still saving and investing for retirement, or seeking retirement income, RiverSource offers innovative investment strategies that can help you feel more confident about your retirement security.

Investment strategies, such as RiverSource Portfolio Builder Series, RiverSource Income Builder Series and RiverSource Retirement Plus(R)

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

--------------------------------------------------------------------------------

Series, can help remove emotion from, and add discipline to, your investing decisions. They do this through the application of:

    > built-in diversification and asset allocation,

    > risk management,

    > automatic rebalancing and

    > professional portfolio management.

The funds in these series are designed to help you make the transition from accumulating savings to generating and withdrawing income throughout your retirement years. They may also provide you with the assurance you need in volatile markets, knowing that your assets in these investments are continuously, professionally managed.

FINDING THE OPTIMAL SAVINGS STRATEGY FOR YOU
A personalized financial plan can help you clarify your retirement savings goals and objectives. Once you are ready for retirement, your financial plan can also help you determine how much you can safely withdraw from your retirement account so that you won't outlive your savings.

Talk with your financial professional about which RiverSource funds or series of funds might best meet your needs today and in the years to come.

Thank you for choosing RiverSource Funds and for your continued support.


/s/ STEPHEN R. LEWIS, JR.             /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.                 Patrick T. Bannigan
                                      President, RiverSource Funds
Chairman of the Boards

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

-----------------------------

For more information about any of our RiverSource Funds, go online to RiverSource.com or call (888) 791-3380. Customer Service Representatives are available to answer your questions Monday through Friday from 8 a.m. to 5 p.m. Central time.

DID YOU KNOW...
------------------------------------------------------

> Only 43% of workers have actually tried to calculate how much they will need to save for a secure retirement.(1)
> 53% of Americans say they save at least 5% of their income, while 28% say they save at least 10% of their income. (Experts urge people to save at least 10% of their income.)(2)
> Statistics show that the average 62-year-old man will live to be almost 84 and a 62-year-old woman will live to be over 86. There's nearly a one-in-three chance that one or both will make it to age 95.(3)

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES,
RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND
CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS,
WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION
ABOUT THE FUNDS, CALL (888) 791-3380. READ THE
PROSPECTUS CAREFULLY BEFORE INVESTING.

1    2007 Retirement Confidence Survey by the
     Employee Benefit Research Institute
2    America Savings Education Council and America
     Saves national survey, February 2008
3    American Academy of Actuaries

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS
----------------------------------------------------

Your Fund at a Glance...............      2

Manager Commentary..................      5

The Fund's Long-term Performance ...     10

Fund Expenses Example...............     12

Portfolio of Investments............     16

Financial Statements................     25

Notes to Financial Statements.......     31

Report of Independent Registered
   Public Accounting Firm...........     52

Federal Income Tax Information......     53

Board Members and Officers..........     56

Proxy Voting........................     60

          (DALBAR LOGO)

The RiverSource mutual fund
shareholder reports have been
awarded the Communications Seal
from Dalbar Inc., an independent
financial services research firm.
The Seal recognizes communications
demonstrating a level of
excellence in the industry.

--------------------------------------------------------------------------------

                   RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  1

YOUR FUND AT A GLANCE
--------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Small Cap Advantage Fund (the Fund) declined 17.26% during the 12 months ended March 31, 2008.

> The Fund underperformed its benchmark, the Russell 2000(R) Index, which lost
  13.00%, during the same period.

> The Lipper Small-Cap Core Funds Index, which serves as the Fund's peer group, decreased 10.26%, outperforming the Fund.

ANNUALIZED TOTAL RETURNS (for period ended March 31, 2008)
--------------------------------------------------------------------------------

                                                                   Since
                                   1 year   3 years   5 years   inception(a)
-----------------------------------------------------------------------------------
RiverSource Small Cap Advantage
  Fund Class A (excluding sales
  charge)                          -17.26%   +0.83%   +12.59%      +5.24%
-----------------------------------------------------------------------------------
Russell 2000(R) Index
  (unmanaged)                      -13.00%   +5.06%   +14.90%      +6.67%
-----------------------------------------------------------------------------------
Lipper Small-Cap Core Funds
  Index                            -10.26%   +5.33%   +14.76%      +8.95%

(a) Fund data is from May 4, 1999. Russell 2000(R) Index and Lipper peer group data is from May 1, 1999.

(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

--------------------------------------------------------------------------------

 2 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

STYLE MATRIX
----------------------------------------


          STYLE
VALUE    BLEND    GROWTH
                           LARGE
                           MEDIUM        SIZE
         X                 SMALL

Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
----------------------------------------

                                                       Net Fund and
                                                       Acquired Fund
                                                        (Underlying
                       Total Fund   Net Expenses(a)      Fund)(b)
---------------------------------------------------------------------
Class A                  1.31%           1.19%             1.22%
---------------------------------------------------------------------
Class B                  2.07%           1.96%             1.99%
---------------------------------------------------------------------
Class C                  2.07%           1.95%             1.98%
---------------------------------------------------------------------
Class I                  0.80%           0.74%             0.77%
---------------------------------------------------------------------
Class R2                 1.62%           1.54%             1.57%
---------------------------------------------------------------------
Class R3                 1.39%           1.29%             1.32%
---------------------------------------------------------------------
Class R4                 1.10%           1.02%             1.05%
---------------------------------------------------------------------
Class R5                 0.87%           0.79%             0.82%
---------------------------------------------------------------------

(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until March 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that decreased the management fee by 0.14%), will not exceed 1.33% for Class A, 2.10% for Class B, 2.09% for Class C, 0.88% for Class I, 1.68% for Class R2, 1.43% for Class R3, 1.16% for Class R4 and 0.93% for Class R5.
(b)  In addition to the Fund's total annual
     operating expenses that the Fund bears directly, the Fund's shareholders indirectly bear the expenses of acquired funds in which the Fund invests. The Fund's "Acquired fund fees and expenses," based on its investment in the acquired funds, is 0.03%

Investments in small-capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies.

--------------------------------------------------------------------------------

                   RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  3

-----------------------------

AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT MARCH 31, 2008
                                                                     SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS   INCEPTION
 Class A (inception 5/4/99)          -17.26%    +0.83%   +12.59%     +5.24%
--------------------------------------------------------------------------------
 Class B (inception 5/4/99)          -17.99%    +0.02%   +11.75%     +4.43%
--------------------------------------------------------------------------------
 Class C (inception 6/26/00)         -17.76%    +0.11%   +11.76%     +2.81%
--------------------------------------------------------------------------------
 Class I (inception 3/4/04)          -16.88%    +1.22%      N/A      +2.35%
--------------------------------------------------------------------------------
 Class R2 (inception 12/11/06)       -17.30%      N/A       N/A     -13.42%
--------------------------------------------------------------------------------
 Class R3 (inception 12/11/06)       -17.27%      N/A       N/A     -13.28%
--------------------------------------------------------------------------------
 Class R4 (inception 5/4/99)         -16.60%    +1.20%   +12.95%     +5.48%
--------------------------------------------------------------------------------
 Class R5 (inception 12/11/06)       -17.07%      N/A       N/A     -13.03%
--------------------------------------------------------------------------------

WITH SALES CHARGE
 Class A (inception 5/4/99)          -22.07%    -1.14%   +11.26%     +4.64%
--------------------------------------------------------------------------------
 Class B (inception 5/4/99)          -21.25%    -0.69%   +11.52%     +4.43%
--------------------------------------------------------------------------------
 Class C (inception 6/26/00)         -18.41%    +0.11%   +11.76%     +2.81%
--------------------------------------------------------------------------------

Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4 and Class R5 shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only.

--------------------------------------------------------------------------------

 4 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

MANAGER COMMENTARY
--------------------------------------------

Dear Shareholders,

RiverSource Small Cap Advantage Fund declined 17.26% (Class A shares, excluding sales charge) for the 12 months ended March 31, 2008. The Fund's benchmark, the Russell 2000(R) Index (Russell Index), declined 13.00% during the same period. The Fund's peer group, as represented by the Lipper Small-Cap Core Funds Index, declined 10.26% during this fiscal period.

The fiscal year started on an upbeat note for small-cap investors, with the Russell 2000 Index closing at an all-time high on July 13, 2007. A steady stream of discouraging headlines about the unfolding credit crisis and deterioration in the housing market drove small-cap stock prices lower during the remainder of the fiscal period.

The retreat in stock prices continued into 2008 as the U.S. equity market was pressured from all sides: by the intensifying financial crisis in multiple segments of the credit market, by growing risk to the economy and corporate earnings, by record high energy prices, and by the U.S. dollar hitting historic lows against major trading currencies.

SECTOR DIVERSIFICATION(1) (at March 31, 2008; % of portfolio assets)
-----------------------------------------------------------------

Cash & Cash Equivalents(2)                      3.9%
--------------------------------------------------------
Consumer Discretionary                         13.9%
--------------------------------------------------------
Consumer Staples                                3.0%
--------------------------------------------------------
Energy                                          6.6%
--------------------------------------------------------
Financials                                     20.6%
--------------------------------------------------------
Health Care                                    12.5%
--------------------------------------------------------
Industrials                                    14.5%
--------------------------------------------------------
Information Technology                         15.0%
--------------------------------------------------------
Materials                                       5.6%
--------------------------------------------------------
Telecommunication Services                      1.3%
--------------------------------------------------------
Utilities                                       3.1%
--------------------------------------------------------

(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.
(2) Of the 3.9%, 3.0% is due to security lending activity and 0.9% is the Fund's cash equivalent position.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

--------------------------------------------------------------------------------

                   RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  5

------------------------------

All segments of the U.S. equity market declined during the fiscal period, with large-cap and growth-oriented stocks weathering the downturn somewhat better. Within the small-cap universe, commodity-related groups linked to global growth themes (materials, industrials and energy) were the best performing sectors for the fiscal year, while sectors connected to housing, retail, and mortgage finance problems (financials and consumer discretionary) underperformed dramatically, as did information technology.

SIGNIFICANT PERFORMANCE FACTORS
In the higher volatility environment that began in the second half of 2008, our quantitative stock selection models struggled, failing to predict small-cap stock returns as effectively as we would normally expect. Valuation-based factors - principally our free cash flow yield model and trailing earnings yield model - were generally weak indicators of performance throughout the period, as investors ignored valuation in search of companies with positive growth prospects in a slowing economy.

Factors based on analyst estimate revisions and our new earnings surprise model were effective in most sectors in the second half of the period. However, the positive contribution was not enough to offset the weakness of valuation-based signals, which are currently heavily weighted in the majority of our sector models.

TOP TEN HOLDINGS (at March 31, 2008; % of portfolio assets)
-----------------------------------------------------------------

iShares Russell 2000 Index Fund                 1.2%
---------------------------------------------------------
CF Inds Holdings                                0.8%
---------------------------------------------------------
Nationwide Health Properties                    0.8%
---------------------------------------------------------
Terra Inds                                      0.6%
---------------------------------------------------------
Priceline.com                                   0.6%
---------------------------------------------------------
SAIC                                            0.5%
---------------------------------------------------------
AptarGroup                                      0.5%
---------------------------------------------------------
Sunstone Hotel Investors                        0.5%
---------------------------------------------------------
Waddell & Reed Financial Cl A                   0.5%
---------------------------------------------------------
Hologic                                         0.5%
---------------------------------------------------------

For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.

--------------------------------------------------------------------------------

 6 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

Although we are cautious about the immediate market environment, we remain optimistic about the prospects for the Fund's small-cap strategy.

Consistent with our strategy of maintaining sector weightings similar to that of the Russell Index, stock selection had the largest effect on the portfolio's performance. Stock selection in financials, information technology and health care accounted for the majority of the Fund's underperformance. Better results came from the materials sector and selected industries within the consumer discretionary sector.

In the financials sector, the largest negative impact on performance resulted from stock selection in the regional bank and savings and loan groups.
Individual detractors included EAST WEST BANCORP,
PREFERRED BANK, BANKUNITED FSB and DOWNEY FINANCIAL.
The Fund's performance was also hurt by exposure to ADVANTA, a credit card lender whose shares fell sharply due to increased delinquency rates.

Among the Fund's holdings in information technology, shares of RF MICRO DEVICES, a manufacturer of semiconductors for wireless communications applications, declined sharply when the company pre-announced disappointing revenues and earnings related to weakness in the cell phone market. Other detractors included communications equipment stock
ARRIS GROUP, which suffered from weaker than expected earnings and lowered guidance for 2008, and MERCURY COMPUTER, which reported disappointing quarterly earnings due to weak end-market demand and delays in product shipments. Performance was also hampered by not owning a number of stocks that rallied sharply or were acquired at substantial premiums, including SOHU.COM, CONCUR TECHNOLOGIES and ANDREW CORP.

--------------------------------------------------------------------------------

                   RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  7

------------------------------

Among the Fund's health care holdings, positions in medical imaging company VITAL IMAGES and NOVEN PHARMACEUTICALS underperformed. Managed care providers CENTENE and HEALTHSPRING also lost ground amid concerns over Medicare reimbursement rates and lower margins.

On the other hand, stock selection in the materials sector made a positive contribution to the Fund's performance. Among the Fund's materials positions, fertilizer companies CF INDUSTRIES and TERRA INDUSTRIES advanced on strong worldwide demand for agricultural commodities. NEWMARKET, a producer of chemical additives used in petroleum refining, was also a particularly strong performer.

In consumer discretionary, holdings of CHIPOTLE MEXICAN GRILL advanced on strong same-store sales and earnings growth. The Fund benefited from an overweight position in online advertiser AQUANTIVE, whose share price surged on news it was being acquired by Microsoft. The Fund's overweight positions in consulting services companies, including CBIZ and IHS, added to performance. Additional contributors included education company DEVRY and toy company JAKKS PACIFIC.

OUR CURRENT AND FUTURE STRATEGY
Our strategy employs a quantitative approach to small-cap investing. We use computer models that seek to identify the most attractive stocks in each economic sector, based on a balanced set of valuation, earnings and price-related variables. This approach seeks to identify quality companies - differentiated by superior cash flow generation and attractive valuations - from both the growth and value sides of the small-cap universe. We believe the objectivity of our approach is an advantage because investors often let emotions stand in the way of sound investment decisions. Our goal is to own a portfolio of stocks that represents the best opportunities in each sector.

While recent Federal Reserve Board (the Fed) actions have been a powerful antidote for market jitters, we doubt the equity markets are completely out of the woods yet. Recent data suggest the U.S. economy may already be in the early stages of recession. As the economy slows, corporate earnings growth and profitability will inevitably come under further pressure. We believe equity market volatility will remain high

--------------------------------------------------------------------------------

 8 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

while investors come to grips with a downward bias to earnings expectations, and while we wait to see the subprime meltdown's final toll on the housing industry and financials sector.

However, declines in the small-cap equity segment have already gone a meaningful way toward discounting a recession, and the Fed's aggressive policy measures should lead to more stable credit conditions in the second half of 2008. Historically, small-cap stocks have begun to outperform roughly halfway through a recession because they tend to be more economically sensitive and thus benefit from expectations of an upturn. Although we are cautious about the immediate market environment, we remain optimistic about the prospects for the Fund's small-cap strategy.

Equity valuations now reflect more normal levels of risk aversion and valuation spreads - measures of the dispersion between the most expensive and least expensive stocks - have widened significantly. We believe this has greatly improved the opportunity to differentiate successfully among small-cap stocks based on valuations.


           (PHOTO - JAKE HURWITZ)        (PHOTO - KENT KELLY)
           Jake Hurwitz, CFA(R)          Kent Kelley, CFA(R)
           Portfolio Manager             Portfolio Manager
           Kenwood Capital               Kenwood Capital
           Management                    Management

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.

--------------------------------------------------------------------------------

                   RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  9

THE FUND'S LONG-TERM PERFORMANCE
----------------------
The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Small Cap Advantage Fund Class A shares (from 5/1/99 to 3/31/08)* as compared to the performance of two widely cited performance indices, the Russell 2000 Index and the Lipper Small-Cap Core Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

* Fund data is from May 4, 1999. Russell 2000 Index and Lipper peer group data is from May 1, 1999.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

                                                                                      SINCE
Results at March 31, 2008                   1 YEAR       3 YEARS      5 YEARS      INCEPTION(3)
RIVERSOURCE SMALL CAP ADVANTAGE FUND
(INCLUDES SALES CHARGE)
 Class A Cumulative value of $10,000         $7,793       $9,662      $17,049         $14,858
---------------------------------------------------------------------------------------------------
        Average annual total return         -22.07%       -1.14%      +11.26%          +4.64%
---------------------------------------------------------------------------------------------------
RUSSELL 2000 INDEX(1)
        Cumulative value of $10,000          $8,700      $11,596      $20,026         $17,785
---------------------------------------------------------------------------------------------------
        Average annual total return         -13.00%       +5.06%      +14.90%          +6.67%
---------------------------------------------------------------------------------------------------
LIPPER SMALL-CAP CORE FUNDS INDEX(2)
        Cumulative value of $10,000          $8,974      $11,686      $19,905         $21,477
---------------------------------------------------------------------------------------------------
        Average annual total return         -10.26%       +5.33%      +14.76%          +8.95%
---------------------------------------------------------------------------------------------------

Results for other share classes can be found on page 4.

--------------------------------------------------------------------------------

 10 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

(RIVERSOURCE SMALL CAP ADVANTAGE FUND CLASS A)

                                                  RIVERSOURCE SMALL CAP
                                                 ADVANTAGE FUND CLASS A
                                                 (INCLUDES SALES CHARGE)      RUSSELL 2000 INDEX(1)       LIPPER SMALL-CAP CORE
                                                                                                              FUNDS INDEX(2)
                                                 -----------------------      ---------------------     ------------------------
6/1/99                                                   $ 9,425                      $10,000                      $10,000
3/31/00                                                   11,502                       12,600                       13,564
3/31/01                                                    9,594                       10,668                       12,148
3/31/02                                                   10,876                       12,159                       14,587
3/31/03                                                    8,212                        8,881                       10,789
3/31/04                                                   13,560                       14,550                       17,008
3/31/05                                                   14,496                       15,337                       18,381
3/31/06                                                   17,837                       19,302                       22,780
3/31/07                                                   17,957                       20,443                       23,933
3/31/08                                                   14,858                       17,785                       21,477

(1) The Russell 2000 Index, an unmanaged index, measures the performance of the 2,000 smallest companies in the Russell 3000(R) Index. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Small-Cap Core Funds Index includes the 30 largest small-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.
(3) Fund data is from May 4, 1999. Russell 2000 Index and Lipper peer group data is from May 1, 1999.

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  11

FUND EXPENSES EXAMPLE
-----------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the acquired funds expense ratio as of the most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended March 31, 2008.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------

 12 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

                                                                   DIRECT            DIRECT AND
                               BEGINNING         ENDING           EXPENSES        INDIRECT EXPENSES
                             ACCOUNT VALUE   ACCOUNT VALUE       PAID DURING         PAID DURING
                             OCT. 1, 2007    MARCH 31, 2008   THE PERIOD(A),(C)   THE PERIOD(B),(C)
---------------------------------------------------------------------------------------------------
Class A
---------------------------------------------------------------------------------------------------
   Actual(d)                    $1,000         $  823.30            $5.16               $5.25
---------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,019.61            $5.72               $5.82
---------------------------------------------------------------------------------------------------
Class B
---------------------------------------------------------------------------------------------------
   Actual(d)                    $1,000         $  820.10            $8.65               $8.74
---------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,015.77            $9.58               $9.68
---------------------------------------------------------------------------------------------------
Class C
---------------------------------------------------------------------------------------------------
   Actual(d)                    $1,000         $  820.90            $8.65               $8.74
---------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,015.77            $9.58               $9.68
---------------------------------------------------------------------------------------------------
Class I
---------------------------------------------------------------------------------------------------
   Actual(d)                    $1,000         $  824.50            $3.32               $3.41
---------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,021.63            $3.68               $3.78
---------------------------------------------------------------------------------------------------
Class R2
---------------------------------------------------------------------------------------------------
   Actual(d)                    $1,000         $  824.20            $6.96               $7.05
---------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,017.64            $7.70               $7.80
---------------------------------------------------------------------------------------------------
Class R3
---------------------------------------------------------------------------------------------------
   Actual(d)                    $1,000         $  824.60            $5.81               $5.90
---------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,018.90            $6.43               $6.53
---------------------------------------------------------------------------------------------------
Class R4*
---------------------------------------------------------------------------------------------------
   Actual(d)                    $1,000         $  829.90            $4.58               $4.67
---------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,020.27            $5.05               $5.16
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  13

---------------------------

                                                                   DIRECT            DIRECT AND
                               BEGINNING         ENDING           EXPENSES        INDIRECT EXPENSES
                             ACCOUNT VALUE   ACCOUNT VALUE       PAID DURING         PAID DURING
                             OCT. 1, 2007    MARCH 31, 2008   THE PERIOD(A),(C)   THE PERIOD(B),(C)
---------------------------------------------------------------------------------------------------
Class R5
---------------------------------------------------------------------------------------------------
   Actual(d)                    $1,000         $  823.90            $3.55               $3.64
---------------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,021.38            $3.93               $4.04
---------------------------------------------------------------------------------------------------

ANNUALIZED EXPENSE RATIOS

                                                FUND'S       ACQUIRED FUND
                                              ANNUALIZED       FEES AND      NET FUND
                                             EXPENSE RATIO     EXPENSES      EXPENSES
-------------------------------------------------------------------------------------
Class A                                          1.12%           .02%         1.14%
-------------------------------------------------------------------------------------
Class B                                          1.88%           .02%         1.90%
-------------------------------------------------------------------------------------
Class C                                          1.88%           .02%         1.90%
-------------------------------------------------------------------------------------
Class I                                           .72%           .02%          .74%
-------------------------------------------------------------------------------------
Class R2                                         1.51%           .02%         1.53%
-------------------------------------------------------------------------------------
Class R3                                         1.26%           .02%         1.28%
-------------------------------------------------------------------------------------
Class R4                                          .99%           .02%         1.01%
-------------------------------------------------------------------------------------
Class R5                                          .77%           .02%          .79%
-------------------------------------------------------------------------------------

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 185/366 (to reflect the one-half year period).
(b) Expenses are equal to the Fund's annualized expense ratio for each class plus the acquired fund fees and expenses, multiplied by the average account value over the period, multiplied by 185/366 (to reflect the one-half year period).
(c) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until March 31, 2009, unless sooner terminated at the discretion of the Fund's Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.33% for Class A, 2.10% for Class B, 2.09% for Class C, 0.88% for Class I, 1.68% for Class R2, 1.43% for Class R3, 1.16% for Class R4 and 0.93% for Class R5. Any amounts waived will not be reimbursed by the Fund. This change was effective April 1, 2008. Had this change been in place for the entire six month period ended March 31, 2008, the actual expenses paid would have been $5.39 for Class A, $8.92 for Class B and $8.88 for Class C; the hypothetical expenses paid would have been $5.97 for Class A, $9.88 for Class B and $9.83 for Class C. The actual and hypothetical expenses paid for Class I, Class R2, Class R3, Class R4 and Class R5 would have been the same as those expenses presented in the table above.

--------------------------------------------------------------------------------

 14 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

     Additionally, had these changes been in place for the entire six-month period ended March 31, 2008, the actual direct expenses of the Fund and indirect expenses of the acquired funds paid would have been: $5.48 for Class A, $9.02 for Class B and $8.97 for Class C; the hypothetical direct expenses of the Fund and indirect expenses of the acquired funds paid would have been: $6.07 for Class A, $9.98 for Class B and $9.93 for Class C. The actual and hypothetical direct expenses of the Fund and indirect expenses of the acquired funds paid for Class I, Class R2, Class R3, Class R4 and Class R5 would have been the same as those expenses presented in the table above.
(d) Based on the actual return for the six months ended March 31, 2008: -17.67% for Class A, -17.99% for Class B, -17.91% for Class C, -17.55% for Class I, -17.58% for Class R2, -17.54% for Class R3, -17.01% for Class R4 and -17.61%. for Class R5.

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  15

PORTFOLIO OF INVESTMENTS
-----------------------------------------

MARCH 31, 2008
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES

COMMON STOCKS (98.9%)
ISSUER                                            SHARES                    VALUE(A)
AEROSPACE & DEFENSE (1.2%)
Curtiss-Wright                                        24,980              $1,036,170
Esterline Technologies                                16,540(b)              833,120
Orbital Sciences                                      28,990(b)              698,659
Teledyne Technologies                                 20,850(b)              979,950
                                                                     ---------------
Total                                                                      3,547,899
------------------------------------------------------------------------------------

AIR FREIGHT & LOGISTICS (0.8%)
Dynamex                                               12,650(b)              320,045
Forward Air                                           11,000                 389,840
Hub Group Cl A                                        34,980(b)            1,150,492
Pacer Intl                                            28,000                 460,040
                                                                     ---------------
Total                                                                      2,320,417
------------------------------------------------------------------------------------

AIRLINES (0.5%)
AirTran Holdings                                      54,800(b)              361,680
Allegiant Travel                                      15,000(b)              396,300
Northwest Airlines                                    32,000(b)              287,680
SkyWest                                               13,500                 285,120
                                                                     ---------------
Total                                                                      1,330,780
------------------------------------------------------------------------------------

AUTO COMPONENTS (1.1%)
Cooper Tire & Rubber                                  58,247                 871,958
Drew Inds                                             20,030(b)              489,934
Lear                                                  47,000(b)            1,217,769
TRW Automotive Holdings                               28,600(b)              668,382
                                                                     ---------------
Total                                                                      3,248,043
------------------------------------------------------------------------------------

BEVERAGES (0.7%)
Central European Distribution                         21,370(b)            1,243,520
Coca-Cola Bottling Company Consolidated               11,800                 727,116
                                                                     ---------------
Total                                                                      1,970,636
------------------------------------------------------------------------------------

BIOTECHNOLOGY (2.8%)
Affymax                                               26,000(b)              366,600
Alexion Pharmaceuticals                                9,500(b)              563,350
Alkermes                                              34,800(b)              413,424
Alnylam Pharmaceuticals                                9,540(b)              232,776

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)
BIOTECHNOLOGY (CONT.)
Applera-Celera Group                                  26,400(b,f)           $388,080
ArQule                                                64,000(b)              273,920
BioCryst Pharmaceuticals                              78,591(b)              362,305
BioMarin Pharmaceutical                               22,172(b)              784,223
Cubist Pharmaceuticals                                26,800(b)              493,656
CV Therapeutics                                       58,870(b)              419,743
Enzon Pharmaceuticals                                 82,090(b,d)            756,048
Human Genome Sciences                                 53,500(b)              315,115
Incyte                                                31,415(b)              330,172
Myriad Genetics                                        9,500(b)              382,755
NPS Pharmaceuticals                                  134,000(b)              522,600
Onyx Pharmaceuticals                                   9,000(b)              261,270
OSI Pharmaceuticals                                    8,300(b)              310,337
Regeneron Pharmaceuticals                             13,024(b)              249,931
Rigel Pharmaceuticals                                 25,800(b)              481,428
Vanda Pharmaceuticals                                100,000(b)              387,000
                                                                     ---------------
Total                                                                      8,294,733
------------------------------------------------------------------------------------

BUILDING PRODUCTS (0.6%)
Ameron Intl                                            7,000                 654,710
Builders FirstSource                                  64,000(b)              464,640
Lennox Intl                                           18,000                 647,460
                                                                     ---------------
Total                                                                      1,766,810
------------------------------------------------------------------------------------

CAPITAL MARKETS (1.8%)
Calamos Asset Management Cl A                         32,340                 526,495
GAMCO Investors Cl A                                  13,670                 688,421
GFI Group                                             18,563               1,063,660
Greenhill & Co                                         4,000                 278,240
Investment Technology Group                           11,000(b)              507,980
optionsXpress Holdings                                43,000                 890,530
Waddell & Reed Financial Cl A                         44,350               1,424,966
                                                                     ---------------
Total                                                                      5,380,292
------------------------------------------------------------------------------------

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 16 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

CHEMICALS (3.6%)
Calgon Carbon                                         35,000(b)             $526,750
CF Inds Holdings                                      22,020               2,281,712
Ferro                                                 52,000                 772,720
HB Fuller                                             38,410                 783,948
LSB Inds                                              23,030(b)              339,462
Minerals Technologies                                 11,530                 724,084
NewMarket                                             13,850               1,044,983
Olin                                                  43,420                 857,979
Symyx Technologies                                    61,650(b)              462,375
Terra Inds                                            52,220(b)            1,855,377
WR Grace & Co                                         43,800(b)              999,516
                                                                     ---------------
Total                                                                     10,648,906
------------------------------------------------------------------------------------

COMMERCIAL BANKS (6.7%)
Arrow Financial                                        3,958                  89,015
Cardinal Financial                                    47,184                 418,522
Cascade Bancorp                                       31,000(d)              296,360
Cathay General Bancorp                                38,220                 792,301
Citizens Republic Bancorp                             33,000                 410,190
City Holding                                          22,970                 916,503
Columbia Bancorp                                      11,400                 194,940
Community Bancorp                                     33,428(b)              453,284
East West Bancorp                                     39,770                 705,918
F.N.B.                                                42,000(d)              655,620
First Community Bancorp                               12,000                 322,200
First Financial Bancorp                               79,000               1,062,549
First Merchants                                       28,000                 799,120
First State Bancorporation                            66,700                 893,113
FirstMerit                                            48,480               1,001,597
Integra Bank                                          46,000                 745,200
Intl Bancshares                                       38,360                 866,169
Old Second Bancorp                                    15,000                 398,400
Oriental Financial Group                              13,000(c)              256,230
Pacific Capital Bancorp                               17,326                 372,509
Preferred Bank                                        36,150                 603,344
S&T Bancorp                                           15,710                 505,391
South Financial Group                                 64,600                 959,956
Southwest Bancorp                                     42,000                 735,420
Sterling Bancorp                                      37,000                 574,610
Sterling Financial                                    22,000                 343,420
Suffolk Bancorp                                       25,000                 792,000
SVB Financial Group                                   24,000(b)            1,047,359
Texas Capital Bancshares                              61,900(b)            1,044,871
Tompkins Financial                                     6,255                 307,746

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)
COMMERCIAL BANKS (CONT.)
UCBH Holdings                                         75,000                $582,000
Westamerica Bancorporation                            11,100                 583,860
                                                                     ---------------
Total                                                                     19,729,717
------------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (4.5%)
Administaff                                           26,000                 613,860
Bowne & Co                                            47,900                 730,475
CBIZ                                                 117,470(b)              953,856
CDI                                                   32,000                 801,600
Comfort Systems USA                                   62,680                 815,467
Diamond Management & Technology Consultants          106,000                 683,700
Exponent                                              23,350(b)              766,814
FTI Consulting                                        15,670(b)            1,113,197
GeoEye                                                18,000(b)              467,820
Heidrick & Struggles Intl                             22,000                 715,660
Herman Miller                                         18,000                 442,260
IHS Cl A                                              19,990(b)            1,285,557
Interface Cl A                                        39,000                 547,950
PHH                                                   31,000(b)              540,330
Standard Parking                                      38,520(b)              807,379
Steelcase Cl A                                        32,000                 353,920
Volt Information Sciences                             50,000(b)              848,000
Watson Wyatt Worldwide Cl A                           14,330                 813,228
                                                                     ---------------
Total                                                                     13,301,073
------------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (1.8%)
3Com                                                 273,000(b)              625,170
Airvana                                              102,000(b)              533,460
Comtech Telecommunications                            17,030(b)              664,170
Extreme Networks                                     114,600(b)              355,260
Network Equipment Technologies                        90,000(b)              591,300
SeaChange Intl                                        78,000(b)              548,340
Starent Networks                                      30,500(b)              411,750
Symmetricom                                          132,000(b)              460,680
Tekelec                                               44,800(b)              557,760
UTStarcom                                            137,698(b)              391,062
                                                                     ---------------
Total                                                                      5,138,952
------------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (2.0%)
Adaptec                                              176,000(b)              517,440
Cray                                                 122,000(b)              727,120
Electronics for Imaging                               37,051(b)              552,801

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  17

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)
COMPUTERS & PERIPHERALS (CONT.)
Emulex                                                24,300(b)             $394,632
Hutchinson Technology                                 26,000(b)              413,660
Intevac                                               58,000(b)              751,100
Lexmark Intl Cl A                                     18,000(b)              552,960
Novatel Wireless                                      33,000(b)              319,440
Palm                                                  91,000                 455,000
Quantum                                              196,900(b)              421,366
Rackable Systems                                      44,900(b)              409,488
Super Micro Computer                                  33,000(b)              275,550
                                                                     ---------------
Total                                                                      5,790,557
------------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (1.0%)
EMCOR Group                                           53,700(b)            1,192,677
Furmanite                                             46,020(b)              391,170
Michael Baker                                         16,110(b)              361,831
Perini                                                25,200(b)              912,996
                                                                     ---------------
Total                                                                      2,858,674
------------------------------------------------------------------------------------

CONSTRUCTION MATERIALS (0.2%)
Headwaters                                            45,000(b)              593,550
------------------------------------------------------------------------------------

CONSUMER FINANCE (0.7%)
Advanta Cl B                                          74,180                 521,485
Cash America Intl                                     18,491                 673,073
Nelnet Cl A                                           44,000                 517,000
World Acceptance                                      14,000(b)              445,900
                                                                     ---------------
Total                                                                      2,157,458
------------------------------------------------------------------------------------

CONTAINERS & PACKAGING (1.1%)
AptarGroup                                            39,990               1,556,811
Greif Cl A                                            14,000                 951,020
Myers Inds                                            63,000                 827,190
                                                                     ---------------
Total                                                                      3,335,021
------------------------------------------------------------------------------------

DISTRIBUTORS (0.5%)
LKQ                                                   61,460(b)            1,381,006
------------------------------------------------------------------------------------

DIVERSIFIED CONSUMER SERVICES (1.4%)
Capella Education                                      9,800(b)              535,080
DeVry                                                 26,700               1,117,128
INVESTools                                            46,900(b)              515,431
Matthews Intl Cl A                                    16,000                 772,000
Strayer Education                                      6,850               1,044,625
                                                                     ---------------
Total                                                                      3,984,264
------------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

DIVERSIFIED FINANCIAL SERVICES (1.3%)
Asta Funding                                          19,000                $264,670
iShares Russell 2000 Index Fund                       53,000               3,631,030
                                                                     ---------------
Total                                                                      3,895,700
------------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (1.2%)
Alaska Communications Systems Group                   24,500                 299,880
Atlantic Tele-Network                                 22,600                 764,558
Cbeyond                                               16,700(b)              313,793
Cincinnati Bell                                      178,930(b)              762,242
Premiere Global Services                              60,000(b)              860,400
Time Warner Telecom Cl A                              33,600(b)              520,464
                                                                     ---------------
Total                                                                      3,521,337
------------------------------------------------------------------------------------

ELECTRIC UTILITIES (1.5%)
DPL                                                   26,500                 679,460
El Paso Electric                                      38,000(b)              812,060
Hawaiian Electric Inds                                32,000                 763,840
ITC Holdings                                          15,780                 821,507
Otter Tail                                            21,000                 743,190
Portland General Electric                             24,800                 559,240
                                                                     ---------------
Total                                                                      4,379,297
------------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (1.9%)
Acuity Brands                                         23,790               1,021,781
Chase                                                 21,207                 384,059
Polypore Intl                                         33,000(b)              682,770
Regal-Beloit                                          23,000                 842,490
Superior Essex                                        27,750(b)              780,330
Ultralife Batteries                                   57,000(b)              673,170
Woodward Governor                                     40,084               1,071,044
                                                                     ---------------
Total                                                                      5,455,644
------------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT & INSTRUMENTS (1.9%)
Benchmark Electronics                                 39,300(b)              705,435
FLIR Systems                                          21,520(b)              647,537
Jabil Circuit                                         24,000                 227,040
KEMET                                                 66,200(b)              267,448
LoJack                                                20,300(b)              256,592
Mercury Computer Systems                              45,611(b)              256,334
Methode Electronics                                   72,700                 849,863
Plexus                                                16,423(b)              460,665

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 18 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)
ELECTRONIC EQUIPMENT & INSTRUMENTS (CONT.)
Rofin-Sinar Technologies                              17,100(b)             $767,790
Tech Data                                             29,310(b)              961,368
                                                                     ---------------
Total                                                                      5,400,072
------------------------------------------------------------------------------------

ENERGY EQUIPMENT & SERVICES (2.6%)
Atwood Oceanics                                       14,890(b)            1,365,710
Dril-Quip                                             14,000(b)              650,580
Exterran Holdings                                      6,350(b)              409,829
Global Inds                                           17,000(b)              273,530
Grey Wolf                                             86,300(b)              585,114
ION Geophysical                                       29,600(b)              408,480
NATCO Group Cl A                                      12,820(b)              599,335
Natural Gas Services Group                            37,000(b)              807,710
Newpark Resources                                     68,000(b)              346,800
Oceaneering Intl                                       8,780(b)              553,140
Superior Energy Services                              15,490(b)              613,714
T-3 Energy Services                                    7,660(b)              326,010
Trico Marine Services                                 19,000(b)              740,430
                                                                     ---------------
Total                                                                      7,680,382
------------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (0.2%)
Great Atlantic & Pacific Tea                          24,870(b)              652,091
------------------------------------------------------------------------------------

FOOD PRODUCTS (1.6%)
Cal-Maine Foods                                       25,701(d)              857,899
Chiquita Brands Intl                                  12,000(b)              277,320
Darling Intl                                          83,400(b)            1,080,030
Flowers Foods                                         35,000                 866,250
Imperial Sugar                                        22,000                 414,040
Pilgrim's Pride                                       14,000                 283,220
Ralcorp Holdings                                      14,000(b)              814,100
                                                                     ---------------
Total                                                                      4,592,859
------------------------------------------------------------------------------------

GAS UTILITIES (1.7%)
Laclede Group                                         15,000                 534,450
New Jersey Resources                                  22,120                 686,826
Northwest Natural Gas                                 23,300               1,012,152
Piedmont Natural Gas                                  51,480(d)            1,351,865
South Jersey Inds                                     16,830                 590,901
UGI                                                   30,000                 747,600
                                                                     ---------------
Total                                                                      4,923,794
------------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (1.8%)
Cutera                                                57,000(b)              767,790
Exactech                                              11,000(b)              277,090

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)
HEALTH CARE EQUIPMENT & SUPPLIES (CONT.)
Greatbatch                                            34,160(b)             $628,886
Hologic                                               25,148(b)            1,398,228
Merit Medical Systems                                 16,000(b)              253,280
SonoSite                                              16,300(b)              463,409
Synovis Life Technologies                             29,000(b)              454,720
Vnus Medical Technologies                             24,000(b)              436,560
ZOLL Medical                                          18,900(b)              502,551
                                                                     ---------------
Total                                                                      5,182,514
------------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (2.8%)
Alliance Imaging                                      64,000(b)              550,400
Amedisys                                              13,000(b)              511,420
AMERIGROUP                                            25,380(b)              693,635
Centene                                               71,000(b)              989,740
Chindex Intl                                           8,000(b)              301,920
CorVel                                                10,000(b)              305,900
Hanger Orthopedic Group                               54,000(b)              582,120
HealthSouth                                           32,800(b,d)            583,512
HealthSpring                                          48,400(b)              681,472
Kindred Healthcare                                    19,880(b)              434,776
Magellan Health Services                              27,670(b)            1,098,223
MedCath                                               16,000(b)              291,200
Molina Healthcare                                     17,570(b)              429,059
Universal American Financial                          47,214(b)              500,468
WellCare Health Plans                                  8,000(b)              311,600
                                                                     ---------------
Total                                                                      8,265,445
------------------------------------------------------------------------------------

HEALTH CARE TECHNOLOGY (0.7%)
Eclipsys                                              49,410(b)              968,930
Omnicell                                              14,370(b)              288,837
Phase Forward                                         17,900(b)              305,732
TriZetto Group                                        26,210(b)              437,445
                                                                     ---------------
Total                                                                      2,000,944
------------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (1.4%)
Bally Technologies                                    24,880(b)              854,379
Buffalo Wild Wings                                    21,000(b)              514,500
Chipotle Mexican Grill Cl B                           10,060(b)              976,725
Denny's                                              206,000(b)              613,880
Domino's Pizza                                        35,000                 472,150
Rick's Cabaret Intl                                   28,750(b,d)            657,513
                                                                     ---------------
Total                                                                      4,089,147
------------------------------------------------------------------------------------

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  19

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

HOUSEHOLD DURABLES (1.8%)
American Greetings Cl A                               25,910                $480,631
Avatar Holdings                                       11,040(b,d)            481,234
Blyth                                                 53,000               1,045,160
Champion Enterprises                                  49,410(b)              495,582
Hooker Furniture                                      34,000                 759,560
NVR                                                    2,000(b)            1,194,999
Standard-Pacific                                      63,000                 306,180
Tupperware Brands                                     12,000                 464,160
                                                                     ---------------
Total                                                                      5,227,506
------------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (0.3%)
Standex Intl                                          20,040                 447,694
Walter Inds                                            7,000                 438,410
                                                                     ---------------
Total                                                                        886,104
------------------------------------------------------------------------------------

INSURANCE (3.5%)
American Financial Group                              23,820                 608,839
American Physicians Capital                           12,631                 585,573
Amerisafe                                             81,850(b)            1,034,584
AmTrust Financial Services                            65,070               1,054,785
Aspen Insurance Holdings                              34,500(c)              910,110
CNA Surety                                            35,000(b)              538,300
Delphi Financial Group Cl A                           20,571                 601,290
First Mercury Financial                               15,452(b)              269,019
HCC Insurance Holdings                                26,000                 589,940
Natl Interstate                                       30,000                 700,500
Navigators Group                                       8,410(b)              457,504
Odyssey Re Holdings                                   23,550                 865,463
Platinum Underwriters Holdings                        20,300(c)              658,938
SeaBright Insurance Holdings                          19,720(b)              290,476
United America Indemnity Series A                     52,700(b,c)          1,015,002
                                                                     ---------------
Total                                                                     10,180,323
------------------------------------------------------------------------------------

INTERNET & CATALOG RETAIL (1.6%)
Gaiam Cl A                                            39,880(b)              690,722
NetFlix                                               34,200(b,d)          1,185,030
priceline.com                                         15,170(b,d)          1,833,446
Systemax                                              25,300                 305,118
ValueVision Media Cl A                               102,000(b)              565,080
                                                                     ---------------
Total                                                                      4,579,396
------------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

INTERNET SOFTWARE & SERVICES (1.9%)
AsiaInfo Holdings                                     22,000(b,c)           $238,920
Chordiant Software                                    34,000(b)              205,020
CNET Networks                                         82,000(b)              582,200
Equinix                                                4,600(b)              305,854
Greenfield Online                                     31,550(b)              374,183
InfoSpace                                             34,000                 393,380
RealNetworks                                          97,600(b)              559,248
S1                                                   103,390(b)              735,103
United Online                                         48,000                 506,880
ValueClick                                            56,280(b)              970,830
Vignette                                              40,000(b)              528,400
                                                                     ---------------
Total                                                                      5,400,018
------------------------------------------------------------------------------------

IT SERVICES (1.6%)
Ciber                                                 79,739(b)              390,721
Euronet Worldwide                                     19,000(b)              365,940
Forrester Research                                    34,000(b)              903,720
Global Payments                                       13,000                 537,680
Integral Systems                                      26,000                 759,980
SAIC                                                  84,800(b)            1,576,432
                                                                     ---------------
Total                                                                      4,534,473
------------------------------------------------------------------------------------

LEISURE EQUIPMENT & PRODUCTS (0.7%)
JAKKS Pacific                                         49,190(b)            1,356,168
Sturm, Ruger & Co                                     76,000(b)              626,240
                                                                     ---------------
Total                                                                      1,982,408
------------------------------------------------------------------------------------

LIFE SCIENCES TOOLS & SERVICES (1.6%)
Affymetrix                                            23,000(b)              400,430
Bio-Rad Laboratories Cl A                              7,150(b)              635,993
Dionex                                                 8,080(b)              622,079
Exelixis                                              88,890(b)              617,786
Illumina                                              17,250(b)            1,309,274
Nektar Therapeutics                                   64,000(b)              444,160
Varian                                                10,180(b)              589,626
                                                                     ---------------
Total                                                                      4,619,348
------------------------------------------------------------------------------------

MACHINERY (2.5%)
Accuride                                              41,000(b)              335,380
Actuant Cl A                                          10,430                 315,090
Briggs & Stratton                                     32,000                 572,800
Bucyrus Intl Cl A                                      3,000                 304,950
EnPro Inds                                            35,000(b)            1,091,649
Gorman-Rupp                                           20,140                 662,405
Graham                                                15,660                 557,339
LB Foster Cl A                                        20,830(b)              896,940
Lindsay                                                7,000                 717,290

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 20 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)
MACHINERY (CONT.)
Mueller Inds                                          22,510                $649,414
Tecumseh Products Cl A                                14,000(b)              429,520
Valmont Inds                                           4,750                 417,478
Wabash Natl                                           37,000                 332,630
                                                                     ---------------
Total                                                                      7,282,885
------------------------------------------------------------------------------------

MARINE (0.8%)
Horizon Lines Cl A                                    18,600                 346,146
Kirby                                                 22,240(b)            1,267,680
TBS Intl Series A                                     23,100(b,c)            697,620
                                                                     ---------------
Total                                                                      2,311,446
------------------------------------------------------------------------------------

MEDIA (2.1%)
Entravision Communications Cl A                       68,090(b)              453,479
Gemstar-TV Guide Intl                                190,980(b)              897,606
Interactive Data                                      43,970               1,251,827
Morningstar                                           13,800(b)              846,630
Regal Entertainment Group Cl A                        40,070                 772,950
Valassis Communications                               79,320(b)              860,622
World Wrestling Entertainment Cl A                    55,000               1,023,550
                                                                     ---------------
Total                                                                      6,106,664
------------------------------------------------------------------------------------

METALS & MINING (0.6%)
Century Aluminum                                       8,830(b)              584,899
Hecla Mining                                          92,900(b)            1,036,764
                                                                     ---------------
Total                                                                      1,621,663
------------------------------------------------------------------------------------

MULTILINE RETAIL (0.2%)
Retail Ventures                                      102,661(b)              497,906
------------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (4.0%)
Alpha Natural Resources                               24,850(b)            1,079,485
Arena Resources                                       21,300(b)              824,523
Berry Petroleum Cl A                                  17,000                 790,330
Bill Barrett                                           8,660(b)              409,185
Bois d'Arc Energy                                     35,800(b)              769,342
BPZ Resources                                         14,000(b)              304,220
Carrizo Oil & Gas                                     15,620(b)              925,797
Contango Oil & Gas                                    13,630(b)              880,634
CVR Energy                                             8,824(b)              203,217
Foundation Coal Holdings                              11,910                 599,430
Harvest Natural Resources                             27,860(b)              335,992
Massey Energy                                         16,640                 607,360

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)
OIL, GAS & CONSUMABLE FUELS (CONT.)
Petrohawk Energy                                      26,000(b)             $524,420
PetroQuest Energy                                     41,300(b)              716,142
Stone Energy                                          16,200(b)              847,422
Swift Energy                                          14,260(b)              641,557
W&T Offshore                                          21,000                 716,310
Whiting Petroleum                                     14,000(b)              905,100
                                                                     ---------------
Total                                                                     12,080,466
------------------------------------------------------------------------------------

PAPER & FOREST PRODUCTS (0.2%)
Buckeye Technologies                                  40,761(b)              454,893
------------------------------------------------------------------------------------

PERSONAL PRODUCTS (0.3%)
Alberto-Culver                                        16,000                 438,560
Chattem                                                5,270(b)              349,612
                                                                     ---------------
Total                                                                        788,172
------------------------------------------------------------------------------------

PHARMACEUTICALS (3.1%)
Alpharma Cl A                                         14,390(b)              377,162
Auxilium Pharmaceuticals                              14,000(b)              374,360
Depomed                                              249,000(b)              846,600
Inspire Pharmaceuticals                               99,844(b)              384,399
King Pharmaceuticals                                  98,000(b)              852,600
Medicis Pharmaceutical Cl A                           43,000                 846,670
Pain Therapeutics                                     68,800(b)              581,360
Par Pharmaceutical Companies                          68,030(b)            1,183,042
Perrigo                                               26,620               1,004,373
Salix Pharmaceuticals                                 73,000(b)              458,440
Sciele Pharma                                         38,350(b)              747,825
Valeant Pharmaceuticals Intl                          31,200(b)              400,296
ViroPharma                                            60,400(b)              539,976
Watson Pharmaceuticals                                10,000(b)              293,200
XenoPort                                               6,700(b)              271,149
                                                                     ---------------
Total                                                                      9,161,452
------------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (5.7%)
Acadia Realty Trust                                   33,000                 796,950
Alexandria Real Estate Equities                       10,480                 971,706
Arbor Realty Trust                                    31,600(d)              476,528
Brandywine Realty Trust                               45,000                 763,200
Digital Realty Trust                                  13,700                 486,350
EastGroup Properties                                  18,840                 875,306
Equity Lifestyle Properties                           12,630                 623,543
Inland Real Estate                                    40,000                 608,400

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  21

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)
REAL ESTATE INVESTMENT TRUSTS (REITS) (CONT.)
LTC Properties                                        28,000                $719,880
Nationwide Health Properties                          67,430               2,275,762
Natl Health Investors                                 26,960                 842,500
Omega Healthcare Investors                            66,000               1,145,760
Pennsylvania Real Estate Investment Trust             32,900                 802,431
PS Business Parks                                     11,030                 572,457
Realty Income                                         24,000                 614,880
Saul Centers                                          14,000                 703,360
Strategic Hotels & Resorts                            49,290                 647,178
Sunstone Hotel Investors                              91,090               1,458,350
Tanger Factory Outlet Centers                         25,580                 984,063
Urstadt Biddle Properties Cl A                        31,750                 499,428
                                                                     ---------------
Total                                                                     16,868,032
------------------------------------------------------------------------------------

ROAD & RAIL (0.4%)
Arkansas Best                                         15,360                 489,370
Heartland Express                                     21,000                 299,460
Landstar System                                        8,670                 452,227
                                                                     ---------------
Total                                                                      1,241,057
------------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (3.1%)
Advanced Energy Inds                                  41,600(b)              551,616
Asyst Technologies                                   160,000(b)              560,000
Atheros Communications                                11,448(b)              238,576
Cirrus Logic                                          41,590(b)              279,485
Credence Systems                                     276,000(b)              469,200
Cymer                                                 23,000(b)              598,920
DSP Group                                             23,000(b)              293,020
FormFactor                                            30,000(b)              573,000
Integrated Silicon Solution                           89,000(b)              538,450
Mattson Technology                                    99,000(b)              602,910
OmniVision Technologies                               56,000(b)              941,919
Pericom Semiconductor                                 22,000(b)              322,960
RF Micro Devices                                     154,110(b)              409,933
Sigma Designs                                          7,050(b)              159,824
Silicon Storage Technology                           161,000(b)              421,820
Spansion Cl A                                        154,000(b)              423,500
Standard Microsystems                                 20,370(b)              594,397

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (CONT.)
Veeco Instruments                                     20,400(b)             $339,252
Zoran                                                 42,090(b)              574,949
                                                                     ---------------
Total                                                                      8,893,731
------------------------------------------------------------------------------------

SOFTWARE (3.3%)
ANSYS                                                 18,250(b)              629,990
Borland Software                                      33,956(b)               68,591
Bottomline Technologies                               45,920(b)              578,592
Cadence Design Systems                                26,000(b)              277,680
Compuware                                             43,000(b)              315,620
Informatica                                           47,000(b)              801,820
JDA Software Group                                    23,000(b)              419,750
Mentor Graphics                                       65,000(b)              573,950
MICROS Systems                                        37,760(b)            1,271,001
Parametric Technology                                 40,500(b)              647,190
Phoenix Technologies                                  22,000(b)              344,520
Progress Software                                     20,400(b)              610,368
Solera Holdings                                       37,000(b)              901,320
SPSS                                                  14,200(b)              550,676
Sybase                                                40,800(b)            1,073,040
Tyler Technologies                                    49,770(b)              695,785
                                                                     ---------------
Total                                                                      9,759,893
------------------------------------------------------------------------------------

SPECIALTY RETAIL (1.7%)
Aeropostale                                           30,510(b)              827,126
Buckle                                                23,820               1,065,469
Cache                                                 47,000(b)              530,630
Dress Barn                                            37,310(b)              482,791
Rex Stores                                            51,000(b)            1,003,170
Sally Beauty Holdings                                 64,000(b)              441,600
Wet Seal Cl A                                        182,000(b)              616,980
                                                                     ---------------
Total                                                                      4,967,766
------------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (2.0%)
Deckers Outdoor                                        6,850(b)              738,567
Fossil                                                41,370(b)            1,263,440
Hanesbrands                                           26,000(b)              759,200
Iconix Brand Group                                    63,440(b)            1,100,684
K-Swiss Cl A                                          28,000                 442,960
Movado Group                                          32,700                 637,323
Warnaco Group                                         20,696(b)              816,250
                                                                     ---------------
Total                                                                      5,758,424
------------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (1.2%)
FirstFed Financial                                    17,658(b,d)            479,415
Northwest Bancorp                                     31,000                 847,230
OceanFirst Financial                                  35,000                 612,150

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 22 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)
THRIFTS & MORTGAGE FINANCE (CONT.)
Provident New York Bancorp                            74,230              $1,002,105
WSFS Financial                                        11,000                 542,080
                                                                     ---------------
Total                                                                      3,482,980
------------------------------------------------------------------------------------

TOBACCO (0.4%)
Universal                                             15,750               1,032,098
------------------------------------------------------------------------------------

TRADING COMPANIES & DISTRIBUTORS (0.5%)
Applied Industrial Technologies                       34,710               1,037,482
Rush Enterprises Cl A                                 18,190(b)              288,130
                                                                     ---------------
Total                                                                      1,325,612
------------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

WIRELESS TELECOMMUNICATION SERVICES (0.2%)
Syniverse Holdings                                    29,800(b)             $496,468
------------------------------------------------------------------------------------

TOTAL COMMON STOCKS
(Cost: $303,347,298)                                                    $288,359,198
------------------------------------------------------------------------------------

MONEY MARKET FUND (4.0%)(e)
                                                  SHARES                    VALUE(A)
RiverSource Short-Term Cash Fund                  11,682,458(g)          $11,682,458
------------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $11,682,458)                                                      $11,682,458
------------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $315,029,756)(h)                                                 $300,041,656
====================================================================================

NOTES TO PORTFOLIO OF INVESTMENTS

(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At March 31, 2008, the value of foreign securities represented 1.3% of net assets.

(d) At March 31, 2008, security was partially or fully on loan. See Note 5 to the financial statements.

(e) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 3.0% of net assets. See Note 5 to the financial statements. The Fund's cash equivalent position is 1.0% of net assets.

(f) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(g)  Affiliated Money Market Fund -- See Note 6 to the financial statements.

(h) At March 31, 2008, the cost of securities for federal income tax purposes was $318,394,713 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                            $12,203,726
Unrealized depreciation                                            (30,556,783)
------------------------------------------------------------------------------
Net unrealized depreciation                                       $(18,353,057)
------------------------------------------------------------------------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  23

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.

--------------------------------------------------------------------------------

 24 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

FINANCIAL STATEMENTS
---------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
MARCH 31, 2008

ASSETS
Investments in securities, at value
   Unaffiliated issuers* (identified cost $303,347,298)         $288,359,198
   Affiliated money market fund (identified cost
      $11,682,458)                                                11,682,458
----------------------------------------------------------------------------
Total investments in securities (identified cost
   $315,029,756)                                                 300,041,656
Cash                                                                  10,648
Capital shares receivable                                             40,082
Dividends and accrued interest receivable                            265,126
Receivable for investment securities sold                          8,378,967
----------------------------------------------------------------------------
Total assets                                                     308,736,479
----------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                               505,728
Payable for investment securities purchased                        7,614,116
Payable upon return of securities loaned                           8,858,000
Accrued investment management services fee                            18,724
Accrued distribution fee                                              37,774
Accrued transfer agency fee                                            5,097
Accrued administrative services fee                                    1,905
Accrued plan administration services fee                                  10
Other accrued expenses                                               102,596
----------------------------------------------------------------------------
Total liabilities                                                 17,143,950
----------------------------------------------------------------------------
Net assets applicable to outstanding capital stock              $291,592,529
============================================================================

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  25

MARCH 31, 2008

REPRESENTED BY
Capital stock -- $.01 par value                                 $    743,032
Additional paid-in capital                                       346,557,980
Excess of distributions over net investment income                    (3,421)
Accumulated net realized gain (loss)                             (40,716,962)
Unrealized appreciation (depreciation) on investments            (14,988,100)
----------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
   capital stock                                                $291,592,529
============================================================================

Net assets applicable to outstanding shares:  Class A                         $230,690,809
                                              Class B                         $ 56,041,681
                                              Class C                         $  4,766,747
                                              Class I                         $      6,231
                                              Class R2                        $      2,791
                                              Class R3                        $      2,800
                                              Class R4                        $     78,656
                                              Class R5                        $      2,814
Net asset value per share of outstanding      Class A
   capital stock:                             shares(1)          57,253,295   $       4.03
                                              Class B shares     15,694,536   $       3.57
                                              Class C shares      1,332,984   $       3.58
                                              Class I shares          1,484   $       4.20
                                              Class R2 shares           679   $       4.11
                                              Class R3 shares           679   $       4.12
                                              Class R4 shares        18,896   $       4.16
                                              Class R5 shares           679   $       4.14
------------------------------------------------------------------------------------------
*Including securities on loan, at value                                       $  8,323,190
------------------------------------------------------------------------------------------

(1) The maximum offering price per share for Class A is $4.28. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

 26 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

STATEMENT OF OPERATIONS
YEAR ENDED MARCH 31, 2008

INVESTMENT INCOME
Income:
Dividends                                                       $  4,542,610
Interest                                                              12,942
Income distributions from affiliated money market fund               130,927
Fee income from securities lending                                   169,575
   Less foreign taxes withheld                                        (1,884)
----------------------------------------------------------------------------
Total income                                                       4,854,170
----------------------------------------------------------------------------
Expenses:
Investment management services fee                                 2,903,208
Distribution fee
   Class A                                                           891,269
   Class B                                                           920,220
   Class C                                                            70,397
   Class R2                                                               19
   Class R3                                                               10
Transfer agency fee
   Class A                                                           916,596
   Class B                                                           247,881
   Class C                                                            18,632
   Class R2                                                                2
   Class R3                                                                2
   Class R4                                                               85
   Class R5                                                                2
Administrative services fee                                          363,599
Plan administration services fee
   Class R2                                                               10
   Class R3                                                               10
   Class R4                                                              426
Compensation of board members                                          7,994
Custodian fees                                                       119,064
Printing and postage                                                 144,015
Registration fees                                                     54,982
Professional fees                                                     27,679
Other                                                                 21,058
----------------------------------------------------------------------------
Total expenses                                                     6,707,160
   Expenses waived/reimbursed by the Investment Manager and
      its affiliates                                                (729,123)
----------------------------------------------------------------------------
                                                                   5,978,037
   Earnings and bank fee credits on cash balances                    (29,660)
----------------------------------------------------------------------------
Total net expenses                                                 5,948,377
----------------------------------------------------------------------------
Investment income (loss) -- net                                   (1,094,207)
----------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  27

YEAR ENDED MARCH 31, 2008

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on Security transactions               $ (7,020,998)
Net change in unrealized appreciation (depreciation) on
   investments                                                   (60,115,844)
----------------------------------------------------------------------------
Net gain (loss) on investments                                   (67,136,842)
----------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                                   $(68,231,049)
============================================================================

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

 28 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED MARCH 31,                                         2008             2007
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                          $  (1,094,207)   $  (1,994,977)
Net realized gain (loss) on investments                     (7,020,998)     102,404,686
Net change in unrealized appreciation (depreciation) on
   investments                                             (60,115,844)    (107,328,177)
---------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                              (68,231,049)      (6,918,468)
---------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net realized gain
      Class A                                              (54,211,695)     (87,047,364)
      Class B                                              (14,421,657)     (27,197,847)
      Class C                                               (1,173,973)      (1,898,913)
      Class I                                                   (1,475)          (1,886)
      Class R2                                                    (675)            (864)
      Class R3                                                    (675)            (864)
      Class R4                                                 (15,437)        (146,791)
      Class R5                                                    (675)            (864)
   Tax return of capital
      Class A                                               (2,681,473)              --
      Class B                                                 (713,324)              --
      Class C                                                  (58,373)              --
      Class I                                                      (73)              --
      Class R2                                                     (34)              --
      Class R3                                                     (34)              --
      Class R4                                                    (764)              --
      Class R5                                                     (34)              --
---------------------------------------------------------------------------------------
Total distributions                                        (73,280,371)    (116,295,393)
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  29

YEAR ENDED MARCH 31,                                         2008             2007
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
   Class A shares                                        $  31,974,292    $  40,084,902
   Class B shares                                            2,886,424        6,689,051
   Class C shares                                              465,955          945,933
   Class I shares                                                   --          968,062
   Class R2 shares                                                  --            5,000
   Class R3 shares                                                  --            5,000
   Class R4 shares                                                  --          104,890
   Class R5 shares                                                  --            5,000
Reinvestment of distributions at net asset value
   Class A shares                                           56,070,294       86,068,894
   Class B shares                                           14,982,924       26,920,384
   Class C shares                                            1,216,984        1,864,627
   Class R4 shares                                              15,758          146,251
Payments for redemptions
   Class A shares                                         (187,110,829)    (199,398,545)
   Class B shares                                          (63,976,447)     (72,819,159)
   Class C shares                                           (3,336,203)      (4,079,209)
   Class I shares                                                   --      (12,822,371)
   Class R4 shares                                            (313,627)        (563,231)
---------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
   transactions                                           (147,124,475)    (125,874,521)
---------------------------------------------------------------------------------------
Total increase (decrease) in net assets                   (288,635,895)    (249,088,382)
Net assets at beginning of year                            580,228,424      829,316,806
---------------------------------------------------------------------------------------
Net assets at end of year                                $ 291,592,529    $ 580,228,424
=======================================================================================
Undistributed (excess of distributions over) net
   investment income                                     $      (3,421)   $     100,362
---------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

 30 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS
-----------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Small Cap Advantage Fund (the Fund) is a series of RiverSource Strategy Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Strategy Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in equity securities of companies with market capitalizations of up to $2 billion or that fall within the range of the Russell 2000(R) Index at the time of investment.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4 and Class R5 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

At March 31, 2008, RiverSource Investments, LLC (the Investment Manager) and the affiliated funds-of-funds owned 100% of Class I shares, and the Investment Manager owned 100% of Class R2, Class R3 and Class R5 shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g. distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities, and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT 31 dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

--------------------------------------------------------------------------------

 32 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. During the year ended March 31, 2008, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires. At March 31, 2008, the Fund had no outstanding futures contracts.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT 33 obligations. At March 31, 2008, the Fund had no outstanding forward foreign currency contracts.

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

The Fund has adopted Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes,"which is effective for fiscal periods beginning after Dec. 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of recognition of unrealized appreciation (depreciation) for re-characterization of REIT distributions, post-October losses, and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

--------------------------------------------------------------------------------

 34 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

On the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $990,424 and accumulated net realized loss has been increased by $990,424.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED MARCH 31,                                 2008           2007*
----------------------------------------------------------------------------
CLASS A
Distributions paid from:
      Ordinary income.........................    $21,206,338    $14,071,984
      Long-term capital gain..................     33,005,357     72,975,380
      Tax return of capital...................      2,681,473             --
CLASS B
Distributions paid from:
      Ordinary income.........................      5,641,595      4,392,455
      Long-term capital gain..................      8,780,062     22,805,392
      Tax return of capital...................        713,324             --
CLASS C
Distributions paid from:
      Ordinary income.........................        455,481        306,958
      Long-term capital gain..................        718,492      1,591,955
      Tax return of capital...................         58,373             --
CLASS I
Distributions paid from:
      Ordinary income.........................            577            305
      Long-term capital gain..................            898          1,581
      Tax return of capital...................             73             --
CLASS R2
Distributions paid from:
      Ordinary income.........................            264            140
      Long-term capital gain..................            411            724
      Tax return of capital...................             34             --
CLASS R3
Distributions paid from:
      Ordinary income.........................            264            140
      Long-term capital gain..................            411            724
      Tax return of capital...................             34             --
CLASS R4
Distributions paid from:
      Ordinary income.........................          6,040         23,728
      Long-term capital gain..................          9,397        123,063
      Tax return of capital...................            764             --

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  35

YEAR ENDED MARCH 31,                                 2008           2007*
----------------------------------------------------------------------------
CLASS R5
Distributions paid from:
      Ordinary income.........................            264    $       140
      Long-term capital gain..................            411            724
      Tax return of capital...................             34             --

* Class R2, Class R3 and Class R5 are for the period from December 11, 2006 (inception date) to March 31, 2007.

At March 31, 2008, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income.............................    $         --
Undistributed accumulated long-term gain..................    $         --
Accumulated realized loss.................................    $(37,352,005)
Unrealized appreciation (depreciation)....................    $(18,356,478)

RECENT ACCOUNTING PRONOUNCEMENT

On Sept. 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. The application of SFAS 157 will be effective for the Fund's fiscal year beginning April 1, 2008. The adoption of SFAS 157 is not anticipated to have a material impact on the Fund's financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.

DIVIDENDS TO SHAREHOLDERS

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee

--------------------------------------------------------------------------------

 36 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT is a percentage of the Fund's average daily net assets that declines from 0.79% to 0.665% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the performance of one Class A share of the Fund and the change in the Lipper Small-Cap Core Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the fee by $641,110 for the year ended March 31, 2008. The management fee for the year ended March 31, 2008 was 0.64% of the Fund's average daily net assets, including an adjustment under the terms of the performance incentive arrangement.

The Investment Manager has a Subadvisory Agreement with Kenwood Capital Management LLC, an indirect partially-owned subsidiary of Ameriprise Financial.

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.08% to 0.05% annually as the Fund's assets increase. The fee for the year ended March 31, 2008 was 0.08% of the Fund's average daily net assets.

Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended March 31, 2008, other expenses paid to this company were $1,256.

Compensation of Board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  37

Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Prior to Oct. 1, 2007, Ameriprise Financial Services, Inc. also served as a principal underwriter and distributor to the Fund. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A and Class R3 shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares.

Sales charges received by the Distributor for distributing Fund shares were $220,629 for Class A, $63,988 for Class B and $427 for Class C for the year ended March 31, 2008.

In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

For the year ended March 31, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds) were 1.15% for Class A, 1.91% for Class B, 1.91% for Class C, 0.74% for Class I, 1.28% for Class R2, 1.03% for Class R3, 0.77% for Class R4 and 0.79% for Class R5. Of these waived/reimbursed fees and expenses, the transfer agency fees at the class level were $349,471, $93,894, $6,882, $1, $1, $35 and $1 for Class A, Class B, Class C, Class R2, Class R3, Class R4 and Class R5, respectively, the plan administration services fees at the class level were $10, $10, $426 for Class R2, Class R3 and Class R4, respectively, and the management fees at the Fund level were $278,392. Under an agreement, which was effective until March 31, 2008, the Investment Manager and its affiliates contractually agreed to waive certain fees and expenses such that net

--------------------------------------------------------------------------------

 38 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, would not exceed 1.29% for Class A, 2.05% for Class B, 2.05% for Class C, 0.88% for Class I, 1.68% for Class R2, 1.43% for Class R3, 1.16% for Class R4 and 0.93% for Class R5 of the Fund's average daily net assets. Effective April 1, 2008, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.33% for Class A, 2.10% for Class B, 2.09% for Class C, 0.88% for Class I, 1.68% for Class R2, 1.43% for Class R3, 1.16% for Class R4 and 0.93% for Class R5 of the Fund's average daily net assets until March 31, 2009, unless sooner terminated at the discretion of the Board.

During the year ended March 31, 2008, the Fund's custodian and transfer agency fees were reduced by $29,660 as a result of earnings and bank fee credits from overnight cash balances. The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $803,734,291 and $1,026,278,020, respectively, for the year ended March 31, 2008. Realized gains and losses are determined on an identified cost basis.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                                 YEAR ENDED MARCH 31, 2008
                                            ISSUED FOR
                                            REINVESTED                             NET
                                SOLD       DISTRIBUTIONS     REDEEMED      INCREASE (DECREASE)
----------------------------------------------------------------------------------------------
Class A                       5,296,654     12,350,156      (34,113,845)       (16,467,035)
Class B                         571,831      3,717,971      (12,206,443)        (7,916,641)
Class C                          93,742        301,981         (663,312)          (267,589)
Class R4                             --          3,367          (51,236)           (47,869)
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  39

                                                 YEAR ENDED MARCH 31, 2007
                                            ISSUED FOR
                                            REINVESTED                             NET
                                SOLD       DISTRIBUTIONS     REDEEMED      INCREASE (DECREASE)
----------------------------------------------------------------------------------------------
Class A                       6,125,200     14,563,261      (30,438,488)        (9,750,027)
Class B                       1,086,212      4,976,041      (11,999,913)        (5,937,660)
Class C                         152,730        344,663         (677,305)          (179,912)
Class I                         136,309             --       (1,904,529)        (1,768,220)
Class R2*                           679             --               --                679
Class R3*                           679             --               --                679
Class R4                         14,482         24,335          (89,765)           (50,948)
Class R5*                           679             --               --                679
----------------------------------------------------------------------------------------------

* For the period from Dec. 11, 2006 (inception date) to March 31, 2007.

5. LENDING OF PORTFOLIO SECURITIES

In order to generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets (which includes collateral for securities on loan) to broker-dealers, banks, or other institutional borrowers of securities. The Fund receives collateral in the form of cash and U.S. government securities, equal to at least 100% of the value of securities loaned, which is marked to the market value of the loaned securities daily until the securities are returned, e.g., if the value of the securities on loan increases, additional cash collateral is provided by the borrower. The Investment Manager serves as securities lending agent for the Fund under the Investment Management Services Agreement pursuant to which the Fund has agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program, and pursuant to guidelines adopted by and under the oversight of the Board. At March 31, 2008, securities valued at $8,323,190 were on loan to brokers. For collateral, the Fund received $8,858,000 in cash. Cash collateral received is invested in an affiliated money market fund and short-term securities, including U.S. government securities or other high-grade debt obligations, which are included in the "Portfolio of Investments." Income from securities lending amounted to $169,575 for the year ended March 31, 2008. Expenses paid to the Investment Manager were $14,735 for the year ended March 31, 2008, which are included in other expenses on the Statement of Operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

6. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's

--------------------------------------------------------------------------------

 40 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $214,766,045 and $211,894,770, respectively, for the year ended March 31, 2008.

7. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 18, 2007, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $500 million. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Under the prior credit facility, a Fund paid interest on its outstanding borrowings at a rate equal to either the higher of the federal funds effective rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. The Fund had no borrowings during the year ended March 31, 2008.

8. POST-OCTOBER LOSS

Because the measurement periods for a regulated investment company's income are different for excise tax purposes versus income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the Fund is permitted to treat net capital losses realized between Nov. 1, 2007 and its fiscal year end ("post-October loss") as occurring on the first day of the following tax year. At March 31, 2008, the Fund had a post-October loss of $37,352,005 that is treated for income tax purposes as occurring on April 1, 2008.

It is unlikely the Board will authorize distributions of any net realized capital gains for the Fund until the respective capital loss carry-overs have been offset or expire.

9. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT 41 excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are

--------------------------------------------------------------------------------

 42 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  43

10. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,           2008              2007           2006           2005           2004
Net asset value, beginning of period      $5.99          $7.23          $7.07          $6.77          $4.10
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .00(b)        (.02)          (.03)          (.05)          (.03)
Net gains (losses) (both realized and
 unrealized)                               (.92)           .05           1.51            .52           2.70
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.92)           .03           1.48            .47           2.67
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains          (.99)         (1.27)         (1.32)          (.17)            --
Tax return of capital                      (.05)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.04)         (1.27)         (1.32)          (.17)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.03          $5.99          $7.23          $7.07          $6.77
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $231           $442           $603           $622           $594
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              1.31%          1.32%          1.31%          1.30%          1.36%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)          1.15%          1.22%          1.31%          1.30%          1.36%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              (.08%)         (.11%)         (.40%)         (.63%)         (.58%)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    179%           158%           110%           101%           110%
-----------------------------------------------------------------------------------------------------------
Total return(g)                         (17.26%)          .67%         23.05%          6.90%         65.12%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.14% for the year ended March 31, 2008.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 44 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,           2008              2007           2006           2005           2004
Net asset value, beginning of period      $5.48          $6.77          $6.75          $6.51          $3.97
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               (.04)(b)       (.05)          (.08)          (.10)          (.07)
Net gains (losses) (both realized and
 unrealized)                               (.83)           .03           1.42            .51           2.61
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.87)          (.02)          1.34            .41           2.54
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains          (.99)         (1.27)         (1.32)          (.17)            --
Tax return of capital                      (.05)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.04)         (1.27)         (1.32)          (.17)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $3.57          $5.48          $6.77          $6.75          $6.51
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $56           $129           $200           $234           $267
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              2.07%          2.09%          2.08%          2.07%          2.13%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)          1.91%          1.98%          2.08%          2.07%          2.13%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              (.83%)         (.88%)        (1.17%)        (1.40%)        (1.34%)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    179%           158%           110%           101%           110%
-----------------------------------------------------------------------------------------------------------
Total return(g)                         (17.99%)         (.03%)        22.03%          6.25%         63.98%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.90% for the year ended March 31, 2008.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  45

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,           2008              2007           2006           2005           2004
Net asset value, beginning of period      $5.48          $6.77          $6.75          $6.51          $3.98
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               (.04)(b)       (.05)          (.08)          (.09)          (.06)
Net gains (losses) (both realized and
 unrealized)                               (.82)           .03           1.42            .50           2.59
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.86)          (.02)          1.34            .41           2.53
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains          (.99)         (1.27)         (1.32)          (.17)            --
Tax return of capital                      (.05)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.04)         (1.27)         (1.32)          (.17)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $3.58          $5.48          $6.77          $6.75          $6.51
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                   $5             $9            $12            $12            $12
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              2.07%          2.08%          2.08%          2.07%          2.13%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)          1.91%          1.98%          2.08%          2.07%          2.13%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              (.83%)         (.87%)        (1.16%)        (1.40%)        (1.36%)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    179%           158%           110%           101%           110%
-----------------------------------------------------------------------------------------------------------
Total return(g)                         (17.76%)         (.03%)        22.03%          6.25%         63.57%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.90% for the year ended March 31, 2008.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 46 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,           2008              2007           2006           2005        2004(B)
Net asset value, beginning of period      $6.17          $7.39          $7.17          $6.82          $6.92
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .02(c)         .01            .01           (.03)          (.01)
Net gains (losses) (both realized and
 unrealized)                               (.95)           .04           1.53            .55           (.09)
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.93)           .05           1.54            .52           (.10)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains          (.99)         (1.27)         (1.32)          (.17)            --
Tax return of capital                      (.05)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.04)         (1.27)         (1.32)          (.17)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.20          $6.17          $7.39          $7.17          $6.82
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--            $13             $6             $1
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)               .80%           .84%           .85%           .84%           .96%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)           .74%           .84%           .85%           .84%           .96%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)               .33%           .13%           .09%          (.19%)         (.12%)(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    179%           158%           110%           101%           110%
-----------------------------------------------------------------------------------------------------------
Total return(i)                         (16.88%)          .95%         23.58%          7.58%         (1.44%)(j)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from March 4, 2004 (inception date) to March 31, 2004.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended March 31, 2008 were less than 0.01% of average net assets.
(i)  Total return does not reflect payment of a sales charge.
(j)  Not annualized.

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  47

CLASS R2

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,           2008           2007(B)
Net asset value, beginning of period      $6.09          $7.36
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               (.01)(c)       (.01)
Net gains (losses) (both realized and
 unrealized)                               (.93)           .01
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.94)            --
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains          (.99)         (1.27)
Tax return of capital                      (.05)            --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.04)         (1.27)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.11          $6.09
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)              1.62%          1.70%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)          1.28%          1.60%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              (.22%)         (.27%)(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    179%           158%
-----------------------------------------------------------------------------------------------------------
Total return(i)                         (17.30%)          .25%(j)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to March 31, 2007.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended March 31, 2008 were less than 0.01% of average net assets.
(i)  Total return does not reflect payment of a sales charge.
(j)  Not annualized.

--------------------------------------------------------------------------------

 48 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

CLASS R3

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,           2008           2007(B)
Net asset value, beginning of period      $6.10          $7.36
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .00(c)          --
Net gains (losses) (both realized and
 unrealized)                               (.94)           .01
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.94)           .01
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains          (.99)         (1.27)
Tax return of capital                      (.05)            --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.04)         (1.27)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.12          $6.10
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)              1.39%          1.45%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)          1.03%          1.35%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)               .03%          (.01%)(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    179%           158%
-----------------------------------------------------------------------------------------------------------
Total return(i)                         (17.27%)          .41%(j)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to March 31, 2007.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended March 31, 2008 were less than 0.01% of average net assets.
(i)  Total return does not reflect payment of a sales charge.
(j)  Not annualized.

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  49

CLASS R4

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,           2008              2007           2006           2005           2004
Net asset value, beginning of period      $6.10          $7.33          $7.14          $6.82          $4.12
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .02(b)          --           (.01)          (.03)          (.02)
Net gains (losses) (both realized and
 unrealized)                               (.92)           .04           1.52            .52           2.72
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.90)           .04           1.51            .49           2.70
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains          (.99)         (1.27)         (1.32)          (.17)            --
Tax return of capital                      (.05)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.04)         (1.27)         (1.32)          (.17)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.16          $6.10          $7.33          $7.14          $6.82
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--             $1             $1            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              1.10%          1.14%          1.13%          1.12%          1.20%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)           .77%          1.05%          1.13%          1.12%          1.20%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)               .29%           .07%          (.20%)         (.46%)         (.40%)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    179%           158%           110%           101%           110%
-----------------------------------------------------------------------------------------------------------
Total return(g)                         (16.60%)          .82%         23.25%          7.14%         65.53%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended March 31, 2008 were less than 0.01% of average net assets.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 50 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

CLASS R5

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MARCH 31,           2008           2007(B)
Net asset value, beginning of period      $6.11          $7.36
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .02(c)         .01
Net gains (losses) (both realized and
 unrealized)                               (.95)           .01
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.93)           .02
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains          (.99)         (1.27)
Tax return of capital                      (.05)            --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.04)         (1.27)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.14          $6.11
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)               .87%           .96%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)           .79%           .85%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)               .28%           .51%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    179%           158%
-----------------------------------------------------------------------------------------------------------
Total return(i)                         (17.07%)          .55%(j)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to March 31, 2007.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.78% for the year ended March 31, 2008.
(i)  Total return does not reflect payment of a sales charge.
(j)  Not annualized.

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF

RIVERSOURCE SMALL CAP ADVANTAGE FUND:
We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Small Cap Advantage Fund (the Fund) (one of the portfolios constituting the RiverSource Strategy Series, Inc.) as of March 31, 2008, and the related statements of operations, changes in net assets, and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The financial statements and financial highlights of the Fund for the periods presented through March 31, 2007, were audited by other auditors whose report dated May 21, 2007, expressed an unqualified opinion on those financial statements and financial highlights.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of March 31, 2008, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2008 financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource Small Cap Advantage Fund of the RiverSource Strategy Series, Inc. at March 31, 2008, the results of its operations, changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
May 21, 2008

--------------------------------------------------------------------------------

 52 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended March 31, 2008

CLASS A

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............          23.84%
      Dividends Received Deduction for corporations.........          21.98%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.38897

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.60520
Nontaxable return of capital distribution...................         0.04917
Total distributions.........................................        $1.04334

CLASS B

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............          23.84%
      Dividends Received Deduction for corporations.........          21.98%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.38897

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.60520
Nontaxable return of capital distribution...................         0.04917
Total distributions.........................................        $1.04334

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  53

CLASS C

INCOME DISTRIBUTIONS - the Fund designates the following tax attributes for distributions:
      Qualified Dividend Income for individuals.............          23.84%
      Dividends Received Deduction for corporations.........          21.98%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.38897

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.60520
Nontaxable return of capital distribution...................         0.04917
Total distributions.........................................        $1.04334

CLASS I

INCOME DISTRIBUTIONS - the Fund designates the following tax attributes for distributions:
      Qualified Dividend Income for individuals.............          23.84%
      Dividends Received Deduction for corporations.........          21.98%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.38897

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.60520
Nontaxable return of capital distribution...................         0.04917
Total distributions.........................................        $1.04334

CLASS R2

INCOME DISTRIBUTIONS - the Fund designates the following tax attributes for distributions:
      Qualified Dividend Income for individuals.............          23.84%
      Dividends Received Deduction for corporations.........          21.98%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.38897

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.60520
Nontaxable return of capital distribution...................         0.04917
Total distributions.........................................        $1.04334

--------------------------------------------------------------------------------

 54 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

CLASS R3

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............          23.84%
      Dividends Received Deduction for corporations.........          21.98%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.38897

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.60520
Nontaxable return of capital distribution...................         0.04917
Total distributions.........................................        $1.04334

CLASS R4

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............          23.84%
      Dividends Received Deduction for corporations.........          21.98%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.38897

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.60520
Nontaxable return of capital distribution...................         0.04917
Total distributions.........................................        $1.04334

CLASS R5

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............          23.84%
      Dividends Received Deduction for corporations.........          21.98%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.38897

CAPITAL GAIN DISTRIBUTION - the Fund designates to be taxed as long-term capital gain:
PAYABLE DATE                                                       PER SHARE
Dec. 19, 2007...............................................        $0.60520
Nontaxable return of capital distribution...................         0.04917
Total distributions.........................................        $1.04334

The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  55

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 101 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Kathleen Blatz           Board member       Chief Justice, Minnesota Supreme     None
901 S. Marquette Ave.    since 2006         Court, 1998-2006; Attorney
Minneapolis, MN 55402
Age 53
-----------------------------------------------------------------------------------------------------
Arne H. Carlson          Board member       Chair, RiverSource Funds,            None
901 S. Marquette Ave.    since 1999         1999-2006; former Governor of
Minneapolis, MN 55402                       Minnesota
Age 73
-----------------------------------------------------------------------------------------------------
Pamela G. Carlton        Board member       President, Springboard -- Partners   None
901 S. Marquette Ave.    since 2007         in Cross Cultural Leadership
Minneapolis, MN 55402                       (consulting company)
Age 53
-----------------------------------------------------------------------------------------------------
Patricia M. Flynn        Board member       Trustee Professor of Economics and   None
901 S. Marquette Ave.    since 2004         Management, Bentley College; former
Minneapolis, MN 55402                       Dean, McCallum Graduate School of
Age 57                                      Business, Bentley College
-----------------------------------------------------------------------------------------------------
Anne P. Jones            Board member       Attorney and Consultant              None
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 73
-----------------------------------------------------------------------------------------------------
Jeffrey Laikind, CFA     Board member       Former Managing Director, Shikiar    American Progressive
901 S. Marquette Ave.    since 2005         Asset Management                     Insurance
Minneapolis, MN 55402
Age 72
-----------------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.    Board member       President Emeritus and Professor of  Valmont Industries,
901 S. Marquette Ave.    since 2002 and     Economics, Carleton College          Inc. (manufactures
Minneapolis, MN 55402    Chair of the                                            irrigation systems)
Age 69                   Board since 2007
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 56 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Catherine James Paglia   Board member       Director, Enterprise Asset           None
901 S. Marquette Ave.    since 2004         Management, Inc. (private real
Minneapolis, MN 55402                       estate and asset management
Age 55                                      company)
-----------------------------------------------------------------------------------------------------
Alison Taunton-Rigby     Board member       Chief Executive Officer and          Idera
901 S. Marquette Ave.    since 2002         Director, RiboNovix, Inc. since      Pharmaceutical, Inc.
Minneapolis, MN 55402                       2003 (biotechnology); former         (biotechnology);
Age 64                                      President, Forester Biotech          Healthways, Inc.
                                                                                 (health management
                                                                                 programs)
-----------------------------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
William F. Truscott      Board member       President -- U.S. Asset Management   None
53600 Ameriprise         since 2001,        and Chief Investment Officer,
Financial Center         Vice President     Ameriprise Financial, Inc. and
Minneapolis, MN 55474    since 2002         President, Chairman of the Board
Age 47                                      and Chief Investment Officer,
                                            RiverSource Investments, LLC since
                                            2005; Director, President, and
                                            Chief Executive Officer, Ameriprise
                                            Certificate Company since 2006;
                                            Chairman of the Board, Chief
                                            Executive Officer and President,
                                            RiverSource Distributors, Inc.
                                            since 2006; Senior Vice
                                            President -- Chief Investment
                                            Officer, Ameriprise Financial, Inc.
                                            and Chairman of the Board and Chief
                                            Investment Officer, RiverSource
                                            Investments, LLC, 2001-2005
-----------------------------------------------------------------------------------------------------

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  57

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Patrick T. Bannigan      President since    Director and Senior Vice President, Asset
172 Ameriprise           2006               Management, Products and Marketing,
Financial Center                            RiverSource Investments, LLC since 2006;
Minneapolis, MN 55474                       Director and Vice President -- Asset
Age 42                                      Management, Products and Marketing,
                                            RiverSource Distributors, Inc. since 2006;
                                            Managing Director and Global Head of Product,
                                            Morgan Stanley Investment Management,
                                            2004-2006; President, Touchstone Investments,
                                            2002-2004
------------------------------------------------------------------------------------------
Michelle M. Keeley       Vice President     Executive Vice President -- Equity and Fixed
172 Ameriprise           since 2004         Income, Ameriprise Financial, Inc. and
Financial Center                            RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                       President -- Investments, Ameriprise
Age 44                                      Certificate Company since 2003; Senior Vice
                                            President -- Fixed Income, Ameriprise
                                            Financial, Inc., 2002-2006 and RiverSource
                                            Investments, LLC, 2004-2006
------------------------------------------------------------------------------------------
Amy K. Johnson           Vice President     Vice President -- Asset Management and Trust
5228 Ameriprise          since 2006         Company Services, RiverSource Investments, LLC
Financial Center                            since 2006; Vice President -- Operations and
Minneapolis, MN 55474                       Compliance, RiverSource Investments, LLC,
Age 42                                      2004-2006; Director of Product
                                            Development -- Mutual Funds, Ameriprise
                                            Financial, Inc., 2001-2004
------------------------------------------------------------------------------------------
Jeffrey P. Fox           Treasurer since    Vice President -- Investment Accounting,
105 Ameriprise           2002               Ameriprise Financial, Inc. since 2002; Chief
Financial Center                            Financial Officer, RiverSource Distributors,
Minneapolis, MN 55474                       Inc. since 2006
Age 52
------------------------------------------------------------------------------------------
Scott R. Plummer         Vice President,    Vice President and Chief Counsel -- Asset
5228 Ameriprise          General Counsel    Management, Ameriprise Financial, Inc. since
Financial Center         and Secretary      2005; Chief Counsel, RiverSource Distributors,
Minneapolis, MN 55474    since 2006         Inc. since 2006; Vice President, General
Age 48                                      Counsel and Secretary, Ameriprise Certificate
                                            Company since 2005; Vice President -- Asset
                                            Management Compliance, Ameriprise Financial,
                                            Inc., 2004-2005; Senior Vice President and
                                            Chief Compliance Officer, USBancorp Asset
                                            Management, 2002-2004
------------------------------------------------------------------------------------------
Jennifer D. Lammers      Chief Compliance   U.S. Asset Management Chief Compliance
172 Ameriprise           Officer since      Officer, RiverSource Investments, LLC since
Financial Center         2006               2006; Director -- Mutual Funds, Voyageur Asset
Minneapolis, MN 55474                       Management, 2003-2006; Director of Finance,
Age 47                                      Voyageur Asset Management, 2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 58 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Neysa M. Alecu           Money Laundering   Compliance Director and Anti-Money Laundering
2934 Ameriprise          Prevention         Officer, Ameriprise Financial, Inc. since
Financial Center         Officer since      2004; Manager Anti-Money Laundering,
Minneapolis, MN 55474    2004               Ameriprise Financial, Inc., 2003-2004;
Age 44                                      Compliance Director and Bank Secrecy Act
                                            Officer, American Express Centurion Bank,
                                            2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT  59

PROXY VOTING -----------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

--------------------------------------------------------------------------------

 60 RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 ANNUAL REPORT

NOTES --------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

NOTES --------------------------------------------------------------------------

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

NOTES --------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

NOTES --------------------------------------------------------------------------

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

NOTES --------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.

ADVANCED ALPHA(SM) STRATEGIES
RiverSource 120/20 Contrarian
   Equity Fund
RiverSource 130/30 U.S. Equity Fund
RiverSource Absolute Return
   Currency and Income Fund
ADVICE-BUILT(SM) SOLUTIONS
RIVERSOURCE INCOME BUILDER SERIES
RiverSource Income Builder Basic
   Income Fund
RiverSource Income Builder Enhanced
   Income Fund
RiverSource Income Builder Moderate
   Income Fund
RIVERSOURCE PORTFOLIO BUILDER
   SERIES
RiverSource Portfolio Builder
   Aggressive Fund
RiverSource Portfolio Builder
   Conservative Fund
RiverSource Portfolio Builder
   Moderate Fund
RiverSource Portfolio Builder
   Moderate Aggressive Fund
RiverSource Portfolio Builder
   Moderate Conservative Fund
RiverSource Portfolio Builder Total
   Equity Fund
RIVERSOURCE RETIREMENT PLUS(R)
   SERIES
RiverSource Retirement Plus 2010
   Fund
RiverSource Retirement Plus 2015
   Fund
RiverSource Retirement Plus 2020
   Fund
RiverSource Retirement Plus 2025
   Fund
RiverSource Retirement Plus 2030
   Fund
RiverSource Retirement Plus 2035
   Fund
RiverSource Retirement Plus 2040
   Fund
RiverSource Retirement Plus 2045
   Fund
RIVERSOURCE STRATEGIC ALLOCATION
   FUND
RIVERSOURCE BALANCED FUND
SINGLE-STRATEGY FUNDS
GROWTH FUNDS
RiverSource Partners Aggressive
   Growth Fund
RiverSource Disciplined Large Cap
   Growth Fund
RiverSource Global Technology Fund
RiverSource Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Partners Small Cap
   Growth Fund
BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Disciplined Small and
   Mid Cap Equity Fund
RiverSource Large Cap Equity Fund
RiverSource Precious Metals and
   Mining Fund
RiverSource S&P 500 Index Fund*
RiverSource Small Cap Advantage
   Fund
RiverSource Partners Small Cap
   Equity Fund
RiverSource Small Company Index
   Fund
VALUE FUNDS
RiverSource Disciplined Small Cap
   Value Fund
RiverSource Diversified Equity
   Income Fund
RiverSource Dividend Opportunity
   Fund
RiverSource Equity Value Fund
RiverSource Partners Fundamental
   Value Fund
RiverSource Large Cap Value Fund
RiverSource Mid Cap Value Fund
RiverSource Real Estate Fund
RiverSource Partners Select Value
   Fund
RiverSource Partners Small Cap
   Value Fund
GLOBAL/INTERNATIONAL FUNDS
RiverSource Disciplined
   International Equity Fund
Threadneedle Emerging Markets Fund
Threadneedle European Equity Fund
Threadneedle Global Equity Fund
RiverSource Partners International
   Select Growth Fund
Threadneedle International
   Opportunity Fund
RiverSource Partners International
   Select Value Fund
RiverSource Partners International
   Small Cap Fund

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund**
RiverSource Diversified Bond Fund
RiverSource Emerging Markets Bond
   Fund
RiverSource Floating Rate Fund
RiverSource Global Bond Fund
RiverSource High Yield Bond Fund
RiverSource Income Opportunities
   Fund
RiverSource Inflation Protected
   Securities Fund
RiverSource Limited Duration Bond
   Fund
RiverSource Short Duration U.S.
   Government Fund
RiverSource Strategic Income
   Allocation Fund
RiverSource U.S. Government
   Mortgage Fund
TAX-EXEMPT FUNDS
RiverSource California Tax-Exempt
   Fund
RiverSource Intermediate Tax-Exempt
   Fund
RiverSource Minnesota Tax-Exempt
   Fund
RiverSource New York Tax-Exempt
   Fund
RiverSource Tax-Exempt Bond Fund
RiverSource Tax-Exempt High Income
   Fund
RiverSource Tax-Exempt Money Market
   Fund**

You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

 * "Standard & Poors(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks have been licensed for use by Ameriprise Financial, Inc. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the fund.

** AN INVESTMENT IN MONEY MARKET FUNDS IS NOT INSURED OR GUARANTEED BY THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

     RIVERSOURCE SMALL CAP ADVANTAGE FUND

     734 Ameriprise Financial Center

     Minneapolis, MN 55474

     RIVERSOURCE.COM/FUNDS

                                        This report must be accompanied or preceded by
                                        the Fund's current prospectus. RiverSource(R)
                                        mutual funds are distributed by RiverSource
                                        Distributors, Inc., Member FINRA, and managed by
                                        RiverSource Investments, LLC. These companies are
                                        part of Ameriprise Financial, Inc.
       (RIVERSOURCE INVESTMENTS LOGO)   (C) 2008 RiverSource Distributors, Inc.                              S-6427 N (5/08)